Exhibit 99.8

QUINTANA ENERGY SERVICES INC. 1415 LOUISIANA, SUITE 2900 HOUSTON, TX 77002

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on [ • ], 2020. Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (ET) on [ • ], 2020. Please have your proxy card available and follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:

1. The proposal to adopt the Agreement and Plan of Merger, dated as of May 3, 2020, by and among KLX Energy Services Holdings, Inc., Krypton Intermediate, LLC, an indirect wholly owned subsidiary of KLXE, Krypton Merger Sub, Inc., an indirect wholly owned subsidiary of KLXE, and Quintana Energy Services Inc., as it may be amended from time to time.	☐	☐	☐

2. The proposal to approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to stockholders.	☐	☐	☐

NOTE: To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

For address changes and/or comments, please check ☐ this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

QUINTANA ENERGY SERVICES INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS

[ • ], 2020, [ • ] [Central] time

Quintana Energy Services Inc.

1415 Louisiana, Suite 2900

Houston, TX 77002

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Combined Document is available at www.proxyvote.com.

Quintana Energy Services Inc.

1415 Louisiana, Suite 2900

Houston, TX 77002

TO THE STOCKHOLDERS OF QUINTANA ENERGY SERVICES INC.:

NOTICE IS HEREBY GIVEN that the Special Meeting of stockholders of QUINTANA ENERGY SERVICES INC., a Delaware corporation (the “Company”), will be held on [ • ], 2020, at [ • ] [Central] time at www. virtualshareholdermeeting.com/QES2020SM for the purposes stated on the reverse. By signing the proxy, you revoke all prior proxies and appoint Christopher J. Baker and Max L. Bouthillette, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the special meeting and all adjournments or postponements thereof.

All stockholders are cordially invited to attend the virtual meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote during the meeting. The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on [ • ], 2020, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(See reverse for voting instructions)

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